Optinose Announces Pricing of Public Offering of Common Stock

YARDLEY, Pa., November 21, 2019 -- Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced the pricing of an underwritten public offering of 5,500,000 shares of its common stock at a public offering price of $9.75 per share, before underwriting discounts. The offering consists of 4,250,000 shares being sold by Optinose and 1,250,000 shares being sold by certain selling stockholders, resulting in aggregate net proceeds of approximately $39.0 million to Optinose and approximately $11.5 million to the selling stockholders, after deducting underwriting discounts and before offering expenses. In addition, Optinose and the selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to an additional 825,000 shares at the public offering price, less the underwriting discount. The offering is expected to close on or about November 25, 2019, subject to the satisfaction of customary closing conditions.

Optinose intends to use the net proceeds of the offering for working capital and general corporate purposes. Optinose will not receive any proceeds from the sale of shares by the selling stockholders.

Jefferies, Cowen and Piper Jaffray are acting as the joint lead book-running managers for the offering. BMO Capital Markets is acting as book-running manager for the offering.

The securities described above are being offered by Optinose and the selling stockholders pursuant to a shelf registration statement on Form S-3 (No. 333-228122) previously filed with and declared effective by the Securities and Exchange Commission (SEC) on November 9, 2018.

The securities are being offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement relating to the offering was filed with the SEC on November 20, 2019 and is available on the SEC’s website at http://www.sec.gov. The final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and also will be available on the SEC’s website. Before investing in the offering, you should read each of the prospectus supplement and the accompanying prospectus relating to the offering in their entirety as well as the other documents that Optinose has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus relating to the offering, which provide more information about OptiNose and the offering. A copy of the final prospectus may be obtained, when available, from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, email: PostSaleManualRequests@broadridge.com, telephone: 1-833-297-2926; Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 800-747-3924 or by email at prospectus@pjc.com; or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036, or by telephone at 800-414-3627 or by email at bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements regarding the closing of the proposed offering and the expected proceeds and use of proceeds from the proposed offering. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: satisfaction of the customary closing conditions of the offering; delays in obtaining required stock exchange or other regulatory approvals; stock price volatility; the impact of general business and economic conditions; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” and elsewhere in Optinose’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and Optinose undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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